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                                                                 EXHIBIT 23


                        Consent of Independent Auditors



We consent to the incorporation by reference in Registration Statement No. 33-9262; Registration Statement No. 33-29085; Registration Statement No. 33-41459; Registration Statement No. 33-48502; Registration Statement No. 33-54435 and Registration Statement No. 333-42945 on Form S-8 of our report dated February 5, 1997, except for Note 2 as to which the date is May 15, 1997, with respect to the supplemental consolidated financial statements of St. Jude Medical, Inc. included in this Report on Form 8-K dated as of February 11, 1998.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 11, 1998





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